We consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

/s/Beijing Jintai (Tianjin) Law Firm

Tianjin,China

March 17, 2014

Add: 1006, Junyue Building Tower B,No.18 Guizhou Road, Heping District, Tianjin,300051,China

Web: http://www.jintaitj.com	E-mail: jttj2012@126.com

Tel: +8622 27822055	Fax: +8622 27822376